UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 2, 2009

Date of Earliest Event Reported:  March 30, 2009

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.02.  Financial Statements and Exhibits.

On Tuesday, March 31, 2009, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing its financial results for the year ended December 31, 2008.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On Monday, March 30, 2009, we received notice of resignation from our Director, Merle Grace Kearns.  Mrs. Kearns’ resignation was for personal reasons.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  April 2, 2009

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated March 31, 2009.

Exhibit 99.1

News Release

AdCare Health Systems, Inc. Reports Financial Results for 2008

SPRINGFIELD, OHIO,  March 31, 2009 /PRNewswire-FirstCall/ -- AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio based long term care, home care and management company today reported financial results for its year ending December 31, 2008.

Revenues for the year ended December 31, 2008 were $24,793,294 as compared to $23,667,756 in 2007, an increase of $1,125,538 or 4.8%.  The improvement was primarily due to increased rental charges at the Company’s assisted living and skilled nursing facilities, maintaining occupancy levels and the acquisition of the New Lincoln Lodge, a long term care facility located in Columbus, Ohio which also resulted in a gain of approximately of $414,000.

The loss from continuing operations for the year ended December 31, 2008 was $1,076,178 as compared to the loss from continuing operations of $627,552 for 2007, which resulted in an increase in the loss of $448,626.  However, a majority of the loss in 2008 is attributable to non-cash charges for warrant and option expenses of $791,835.  Approximately $210,000 was expensed as unamortized financing costs associated with the HUD refinancing of four long term care properties and $170,007 was accounted for as a deferred tax expense in connection with the Assured Home Health acquisition in 2005.  Also, the Company accrued $162,000 in payroll expenses related to the retirement of the COO in September of last year.  We anticipate that in 2009, non-cash charges should be significantly lower than in 2008.

The net loss for the year ended December 31, 2008 was $1,076,178 as compared to a loss of $218,928 for 2007. However, the 2007 loss was reduced by recognizing a gain of $619,605 on the sale of assets in discontinued operations.  Basic and diluted net loss per share for 2008 was $0.28 as compared to a basic and diluted net loss per share of $0.05 for 2007.  AdCare’s net cash flow from operations for 2008 was $439,442, compared with a net cash use of $107,337 in 2007.

David A. Tenwick, Chairman of AdCare, stated, “AdCare’s loss for 2008 was greatly affected by non-cash charges, unamortized financing and deferred tax expenses.  The Company also took significant steps to position itself for a positive year in 2009.  Despite the tightening credit market and deterioration of the economy in general, we were able to successfully refinance three of our assisted living facilities and one of our nursing homes with long term, non-recourse HUD financings, completing the expansion and rehabilitation of our 50-bed nursing home located in Greenfield, Ohio, acquiring the remaining ownership interests in our 30-unit assisted living facility located in Van Wert, Ohio and the acquisition of the New Lincoln Lodge.  We believe this demonstrates that AdCare’s balance sheet is stronger than many of our larger competitors.”  Mr. Tenwick further stated, “The home health division changed and implemented its business strategy in 2008 to concentrate its operations in programs with stronger profit margins while reducing participation in home health programs that generate little marginal profit.”

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (NYSE Alternext US: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 920 employees provide high-quality care for patients and residents residing in the 16 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and three independent senior living communities.  The Company has ownership interests in eight of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and unknown  risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

April Spittle

Manager of Corporate Communications

1-703-893-0021 ext. 108

aspittle@galencc.com

www.adcarehealth.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
ASSETS	2008	2007
Current Assets:
Cash and cash equivalents	$ 1,266,315	$ 926,625
Certificate of deposit, restricted	-	209,637
Accounts receivable:
Long-term care resident receivables, net	2,008,847	2,115,364
Management, consulting and development receivables, net	258,811	259,778
Advances and receivables from affiliates	17,635	27,558
Prepaid expenses and other	478,534	453,219
Total current assets	4,030,142	3,992,181

Restricted cash	1,155,596	973,975
Property and equipment, net	16,772,660	14,425,868
Note receivable, net	-	221,413
License, net	1,189,307	1,189,307
Goodwill	2,679,482	2,638,193
Other assets	1,012,340	1,050,506
Total Assets	$26,839,527	$24,491,443
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 713,323	$ 773,279
Current portion of note payable to stockholder	9,432	9,026
Accounts payable	1,009,002	1,416,313
Accrued expenses	2,838,407	2,060,222
Forward purchase contract	-	900,000
Total current liabilities	4,570,164	5,158,840

Notes payable and other debt, net of current portion	16,974,788	12,813,338
Note payable to stockholder, net of current portion	34,626	810,084
Other liabilities	299,314	559,509
Income tax payable	170,007	-
Minority Interest in Equity of Consolidated Entities	269,193	255,070
Total Liabilities	22,318,092	19,296,841
Stockholders' equity:
Preferred stock, no par value; 500,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
14,500,000 shares authorized; 3,786,129 shares issued and outstanding	14,766,967	14,063,956
Accumulated deficit	(10,245,532)	(9,169,354)
Total stockholders' equity	4,521,435	4,894,602
Total liabilities and stockholders' equity	$26,839,527	$24,491,443
See notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended
	December 31,
	2008	2007
Revenues:
Patient care revenues	$23,008,754	$21,928,808
Management, consulting and development fee revenue	1,784,540	1,738,948
Total revenue	24,793,294	23,667,756

Expenses:
Payroll and related payroll costs	15,649,862	14,762,090
Other operating expenses	8,248,157	7,746,505
Depreciation and amortization	882,900	847,440
Total expenses	24,780,919	23,356,035

Income from Operations	12,375	311,721
Other Income (Expense):
Interest income	23,287	59,300
Interest expense, others	(1,265,622)	(978,731)
Interest expense, related parties	(36,446)	(66,432)
Minority interest in earnings of consolidated entities	(57,919)	(94,811)
Other income (expense)	4,200	(37,014)
Total other (expenses)	(1,332,500)	(1,117,688)

Gain on Acquisition	413,954	-

Loss from continuing operations before income taxes	(906,171)	(805,967)

Income Tax Benefit (Expense)	(170,007)	178,415

Loss from Continuing Operations	(1,076,178)	(627,552)
Discontinued Operations:
Income from discontinued operations (including gain on disposal of $619,605 in 2007)	-	587,039
Provision for income taxes	-	(178,415)
Income on discontinued operations	-	408,624
Net loss	$(1,076,178)	$ (218,928)

Net (Loss) Income Per Share, Basic and Diluted:
Continuing operations	$ (0.28)	$ (0.16)
Discontinued operations	-	0.11
	$ (0.28)	$ (0.05)

Weighted Average Common Shares Outstanding,
Basic	3,786,129	3,786,129
Diluted	3,786,129	3,786,129
See notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net Loss	$ (1,076,178)	$ (218,928)
Add back: income from discontinued operations	-	(587,039)
Net loss from continuing operations	$ (1,076,178)	$ (805,967)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	882,900	847,440
Warrants issued for services	150,831	58,149
Stock option compensation expense	641,004	27,326
Minority interest	57,919	94,811
Note receivable forgiveness exchanged for rent	9,000	36,000
Gain on acquisition	(413,952)	-
Changes in certain assets and liabilities:
Accounts receivable	111,805	(162,737)
Prepaid expenses and other	(90,851)	(171,461)
Other assets	(24,982)	(50,737)
Accounts payable and accrued expenses	300,635	(350,232)
Income tax liability	170,007	-
Other liabilities	(278,696)	67,991
Net cash provided by (used in) operating activities of continuing operations	439,442	(409,417)
Net cash provided by operating activities of discontinued operations	-	302,080
Net cash provided by (used in) operating activities	439,442	(107,337)

Cash flow from investing activities:
Increase (decrease) in restricted cash	47,829	(59,034)
Forward purchase contract buyout	(941,289)	-
Distribution to minority shareholders	(50,000)	-
Purchase of minority interest investment	(448)	(11,382)
Purchase of property plant and equipment	(477,092)	(1,042,402)
Net cash used in investing activities of continuing operations	(1,421,000)	(1,112,818)
Net cash provided by investing activities of discontinued operations:
Proceeds from sale of assets, net of associated costs	2,500	591,329
Net cash used in investing activities	(1,418,500)	(521,489)

See notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	Year Ended December 31,
	2008	2007
Cash flows from financing activities:
Proceeds from notes payable	6,469,171	91,197
Prepaid loan financing costs	-	(172,857)
Cash received upon exercise of warrants	-	20,000
Prepaid Financing Costs	159,130	-
Repayment of note payable to stockholder	(760,000)	(9,234)
Repayment on notes payable	(4,549,553)	(497,335)
Net cash provided by (used in) financing activities of continuing operations	1,318,748	(568,229)
Net cash used in financing activities of discontinued operations:
Repayment on notes payable of discontinued operations	-	(12,734)
Net cash provided (used in) by financing activities	1, 318,748	(580,963)

Net Increase (Decrease) in Cash	339,690	(1,209,789)

Cash, Beginning	926,625	2,136,414

Cash, Ending	$ 1,266,315	$ 926,625

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$ 1,012,813	$ 1,044,755

Supplemental Disclosure of Non-Cash Activities:
Rent in exchange of note receivable repayment	$ 9,000	$ 36,000
Payoff of existing mortgage at closing of discontinued operations	-	$ 609,839
Acquisition of assets in exchange for note forgiveness	$ 2,740,584	-
Purchase of business assets in exchange for debt	$ 266,300	$ 337,361

See notes to consolidated financial statements